ASSIGNMENT OF PROMISSORY NOTE
AND CONSENT THERETO

This Assignment of Promissory Note and Consent Thereto (this “Assignment”) is entered into effective as of March 24, 2009, by and among Gateway International Holdings, Inc., a Nevada corporation (“Assignor”) and Money Line Capital, Inc., a California corporation (the “Assignee”), and consented to by Joseph Gledhill and/or Joyce Gledhill, individuals, (“Noteholders”), in connection with the proposed assignment (the “Assignment”) by Assignor to Assignees of that certain Gateway International Holdings, Inc.. Promissory Note dated December 8, 2008 in the original principal amount of $650,000, a copy of which is attached hereto as Exhibit A (the “Note”).

RECITALS

WHEREAS, the Assignor executed the Note effective December 8, 2008 for the benefit of the Noteholders, in the principal amount of $650,000;

WHEREAS, the Assignor, the Assignee and the Noteholders all agree there is $650,000 due under the Note as of the date of this Assignment;

WHEREAS, the Assignor and the Assignee have requested to assign the Note to the Assignee in exchange for the Assignor issuing 3,250,000 shares of its common stock to the Assignee in consideration of assuming the Assignor’s obligations under the Note;

WHEREAS, the Noteholders are willing to consent to the assignment as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor, Assignee and Noteholders hereby agree as follows:

1.           In consideration of the terms set forth above, Assignor hereby assigns to Assignee, its successors and assigns, and Noteholders consent to this assignment WITHOUT RECOURSE against the Assignor or to the financial ability of the Assignee to pay the Note, together with all of Assignor’s right, title and interest in the Note, and all of Assignor’s rights and remedies thereunder and under any guaranty or endorsement thereof, and to take, any and all actions Assignor might otherwise take.

2.           In exchange for this assignment, the Assignee agrees to accept 3,250,000 shares of common stock of the Assignor, to be issued to the Assignee in conjunction with this Assignment (the “Common Stock”).

3.           Assignor warrants that (i) the Note and any accompanying notes, guaranties, waivers and/or other instruments (collectively “Contracts”) are true, valid and genuine and represent existing valid and enforceable obligations in accordance with their terms; (ii) all signatures, names, addresses, amounts and other statements and facts contained therein are true and correct; (iii) the Contracts (including their form and substance and the computation of all charges) and the transactions underlying the obligations (including any sale and delivery) conform to all applicable laws, rules, regulations, ordinances and orders; (iv) the present unpaid balance shown on the Note as set forth in the Recitals is correct, the Contracts are not and will not at any time be subject to any defense, claim, counterclaim or set-off, and Assignor will comply with all its obligations under the Contracts; (v) the Common Stock is not subject to any liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever; and (vi) the undersigned is acting in the capacity indicated below, has full authority from the Assignor to act in such capacity, and to bind the Assignor to the terms of this Assignment.  In addition, Assignor shall indemnify and save Assignee harmless from any loss, damage or expense, including attorneys’ fees, incurred by Assignee as a result of Assignor’s breach of any of the terms of this assignment or any of the warranties, obligations or undertakings described herein.

4.           Assignor agrees that Assignee may at any time, without consent of Assignor, without notice to Assignor and without affecting or impairing the obligations of Assignor hereunder, do any of the following: (a) renew, extend, modify, release or discharge any obligation of the Noteholders or any persons obligated under the Note, (“the Note Obligations”); and (b) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Note Obligations and the security therefor in any manner.

5.           Assignee agrees to the assignment and agrees to be bound by the terms of the Note, including any and all extensions or amendments as attached with Exhibit A.

6.           Assignee represents and warrants that the undersigned is acting in the capacity indicated below, has full authority from the Assignee to act in such capacity, and to bind the Assignee to the terms of this Assignment.

7.           Noteholders warrant and agree that: (i) Noteholders hereby consent to the Assignment by Assignor to Assignee of the Note; (ii) nothing in this Assignment shall be construed to modify, waive, release, or otherwise affect, as between Assignor and Noteholders (prior to the date of this Assignment) or Assignee and Noteholders (following the date of this Assignment), any of the provisions of the Note; (iii) in the event of any conflict between the Assignment and the Note, this Assignment shall prevail; (iv) following the date of this Assignment, Assignor shall not be liable for any of the obligations under the Note; (v) following the date of this Assignment, Noteholders shall remain fully liable for all of its obligations under the Contracts; (vi) this Assignment shall not be construed as a consent by Noteholders to any further assignment by Assignee; and (vii) to the best of Noteholders’ knowledge, the Contracts are in full force and effect, there are no uncured defaults on the part of any party to the Contracts, and there are no existing offsets or defenses which either party has against enforcement of the Contracts.

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IN WITNESS WHEREOF, the undersigned parties have duly executed this Assignment as of the date first written above.

“Assignor”	“Assignee”

Gateway International Holdings, Inc.	Money Line Capital, Inc.
a Nevada corporation	a California corporation

/s/ George Colin	/s/ Jitu Banker
By: George Colin	By: Jitu Banker
Its: Chief Executive Officer	Its: President

“Noteholders”

Joseph Gledhill
an individual

/s/ Joseph Gledhill
Joseph Gledhill

Joyce Gledhill
an individual

/s/ Joyce Gledhill
By: Joyce Gledhill

Exhibit A

Original Note